                                  FORM 8-K/A

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                      AMENDMENT TO APPLICATION OR REPORT
                  Filed Pursuant to Section 12, 13, 15 (d) of
                      THE SECURITIES EXCHANGE ACT OF 1934



                                BI Incorporated
               -------------------------------------------------
              (Exact name of registrant as specified in charter)



                               AMENDMENT NO.   1
                                             -----

The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its current report dated October 24, 1996 on Form 8K as set forth in the pages attached hereto:
             ----

(List all such items, financial statements, exhibits, or other portions amended)

                                Item 7a. and b.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     BI Incorporated
                                     --------------------------------
                                     (Registrant)


Date: 11/12/96                       By /s/ Jackie A. Chamberlin
      --------                             --------------------------
                                           Jackie A. Chamberlin
                                           Chief Financial Officer

Item 7.  Financial Statements and Proforma Financial Information        Page No.
----------------------------------------------------------------        --------

a.   Financial Statements of Businesses Acquired:
       Report of Independent Accountants.....................................  2
       Combined Balance Sheet at March 31, 1996..............................  3
       Combined Statement of Operations and Retained Earnings for the year ended March 31, 1996...............................................  4
       Combined Statement of Cash Flows for the year ended March 31, 1996....  5
       Notes to the Financial Statements.....................................  6

b.   Proforma financial information (unaudited):............................  12
       Condensed Combined Balance Sheet at June 30, 1996....................  13
       Condensed Combined Statement of Operations for the twelve months ended June 30, 1996...............................................  14
       Explanatory Notes....................................................  15

                 [LETTERHEAD OF PRICE WATERHOUSE APPEARS HERE]

                       REPORT OF INDEPENDENT ACCOUNTANTS


September 9, 1996

To the Board of Directors and Stockholders of Community Corrections Corporation, Tennessee Probation Services, Inc., Lifeline Therapeutics, Inc. and Justice Alternatives, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings, and of cash flows present fairly, in all material respects, the financial position of Community Corrections Corporation, Tennessee Probation Services, Inc., Lifeline Therapeutics, Inc. and Justice Alternatives, Inc. (combined, the Company) at March 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 8, on July 5, 1996, the Company signed a letter of intent to merge with BI Incorporated.

/s/ Price Waterhouse LLP

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

COMBINED BALANCE SHEET
-----------------------------------------------------------------------------
                                                                  March 31,
                                                                    1996
                                                                (in thousands)
ASSETS
Current assets
 Cash and cash equivalents                                      $     110
 Accounts receivable, net of allowance for doubtful
  accounts of $1,475                                                  329
 Other assets                                                          65
 Deferred income taxes                                                 26
                                                                ---------

   Total current assets                                               530
Property and equipment, net                                           284
                                                                ---------
                                                                $     814
                                                                ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Current portion of long-term debt                              $      39
 Accounts payable                                                     202
 Deferred revenue                                                     223
 Accrued compensation and benefits                                    131
 Income taxes payable                                                  11
                                                                ---------
   Total current liabilities                                          606

Long-term debt                                                         13
Deferred income taxes                                                  28
                                                                ---------
                                                                      647
                                                                ---------
Stockholders' equity
 Common stock                                                           2
 Retained earnings                                                    165
                                                                ---------
                                                                      167
                                                                ---------
                                                                $     814
                                                                ---------



                 The accompanying notes are an integral part
                    of these combined financial statements.

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
-----------------------------------------------------------------------------

                                                           Year ended
                                                            March 31,
                                                               1996
                                                         (in thousands)
Revenues
 Service income                                            $  8,407
                                                           --------
Costs and expenses
 Cost of service income                                       3,725
 Selling, general and administrative expenses                 1,995
 Provision for uncollectible accounts                         2,656
 Depreciation and amortization                                   73
                                                           --------
                                                              8,449
                                                           --------
Other income (expense) - net                                      9
                                                           --------
Loss before income tax benefit                                  (33)

Income tax benefit                                              (21)
                                                           --------
Net loss                                                        (12)
Retained earnings, beginning of year                            177
                                                           --------
Retained earnings, end of year                             $    165
                                                           --------


                 The accompanying notes are an integral part
                    of these combined financial statements.

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


                                                             Year ended
                                                              March 31,
                                                                1996
                                                           (in thousands)
Cash flows from operating activities
 Net loss                                                    $    (12)
 Adjustments to reconcile net loss
  to net cash provided by operating activities
   Depreciation and amortization                                   73
   Provision for uncollectible accounts                            93
   Deferred income taxes                                          (34)
 Changes in assets and liabilities
   Accounts receivable                                            (92)
   Other assets                                                    39
   Accounts payable                                                61
   Accrued compensation and benefits                                8
   Deferred revenue                                                12
   Income taxes payable                                            11
                                                             --------

      Net cash provided by operating activities                   159

Cash flows from investing activities
 Purchase of property and equipment                              (111)
                                                             --------

      Net cash used for investing activities                     (111)
                                                             --------

Cash flows from financing activities
 Proceeds from issuances of debt                                   77
 Payment of debt and capital lease obligations                   (109)
                                                             --------

      Net cash used for financing activities                      (32)
                                                             --------
Net increase in cash and cash equivalents                          16
Cash and cash equivalents at beginning of year                     94
                                                             --------
Cash and cash equivalents at end of year                     $    110

Supplemental disclosure of cash flow information:
 Interest paid                                               $     11
                                                             --------
 Income taxes paid                                           $      7
                                                             --------
 Assets acquired by incurring directly related
  liabilities                                                $     27
                                                             --------

                 The accompanying notes are an integral part
                    of these combined financial statements.

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC. LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of presentation
    The accompanying financial statements include the combined financial information of Community Corrections Corporation (CCC), Tennessee Probation Services, Inc. (TPS), Lifeline Therapeutics, Inc. (LTI), and Justice Alternatives, Inc. (JAI) (combined, the "Company"), which are commonly controlled through family ownership. All significant intercompany accounts and transactions have been eliminated in the combination. The revenues and expenses of TPS, LTI, and JAI are not material to the combined financial statements.

    Nature of business
    The Company provides probationary services such as monitoring, counseling, and training services to individuals under contracts with various court systems located throughout the State of Georgia and Tennessee, respectively. These contracts generally have terms of one year. In addition, CCC and TPS agree to collect fines and restitutions from probationers on behalf of the various courts. The Company remits these monies to the courts monthly.

    Revenue recognition
    Service income is recognized upon completion of the service provided to the probationer.

    The provision for uncollectible accounts arises as a result of (a) the Court suspending amounts due to the Company because of the inability of the probationer to pay; (b) the probationer being incarcerated for committing a different offense while under the supervision of the Company or; (c) the probationer absconding while under the supervision of the Company.

    CCC and TPS record an allowance for doubtful accounts for estimated probationer accounts deemed uncollectible. However, if probationers fail to meet the terms of their probation and a warrant is issued for their arrest, the related account receivable is written off. Any amounts subsequently recovered are recorded as revenue when received.

    Approximately $1,180,000 or 14% of the Company's service income for fiscal year 1996 was earned by providing services under a contract with one court located in Georgia.

    Use of estimates
    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    Cash and cash equivalents
    For purposes of the statement of cash flows, the Company considers all highly liquid monetary instruments purchased with an original maturity of three months or less to be cash equivalents.

    Property and equipment
    Property and equipment is recorded at cost and depreciated using the straight line method over the estimated useful lives of five years. Repair and maintenance expenses which do not extend the useful lives of the related assets are expensed as incurred.

    Deferred revenue
    A significant portion of the Company's accounts receivable are due from individuals who have been sentenced to probation by a court of law. The probationer may elect to pay a portion or all of their court-ordered fees in advance. The Company records payments made in advance as deferred revenue until earned. Deferred revenue at March 31, 1996 totaled $223,000.

    Fair value of financial instruments
    Recorded balances of financial instruments at March 31, 1996 approximate estimated fair market values.


2.  AMOUNTS HELD IN ESCROW

    The Company collects certain court-ordered fines and restitution fees from probationers which are held in escrow for the respective courts to which the monies are due. These funds are remitted (usually monthly) to the courts in accordance with the contract terms. The Company's policy is to maintain these funds in separate bank accounts and not to record the cash and related liability on the balance sheet. At March 31, 1996 the Company had $665,000 in escrow to be remitted to certain courts.


3.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at March 31, 1996 (in thousands):


    Computer equipment and software                           $ 195
    Office furniture                                            134
    Land                                                         48
    Vehicles                                                     65
                                                              -----
                                                                442
    Less: accumulated depreciation                             (158)
                                                              -----
                                                              $ 284
                                                              =====

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    At March 31, 1996, property and equipment includes $26,000 of equipment leased under capital lease obligations.


4.  LONG-TERM DEBT AND LEASE OBLIGATIONS

    Long term debt consists of the following (in thousands):

       Revolving line of credit with bank due July 5, 1996,
          interest at prime plus 1% due monthly                      $   30

       Capital lease obligations for an automobile and
          telephone systems, interest rates from
          10.25% to 14.0%, payments due monthly maturing
          at various dates through 1999                                  22
                                                                     ------
                                                                         52
       Less - current portion                                           (39)
                                                                     ------
                                                                     $   13
                                                                     ======

    Scheduled maturities of long-term debt outstanding as of March 31, 1996 are as follows (in thousands):

               Year                                         Amount
               1997                                         $   39
               1998                                             10
               1999                                              3
                                                            ------
                                                            $   52
                                                            ======

    In July 1995, the Company entered into a $50,000 revolving line of credit agreement and a $100,000 Officer Guidance Loan, (term facility) with a bank. Borrowings from the term facility are to be used to open additional probation offices. Interest is payable under both facilities monthly at the prime rate plus 1%. This credit is secured by a blanket lien against all of CCC's assets, expires on July 5, 1996, and is jointly and severally guaranteed by CCC's stockholders.

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    The Company leases office space and certain equipment under operating leases. Future minimum lease payments due under capital leases and noncancelable operating leases are as follows (in thousands):

                  Year                                    Amount
                  1997                                    $  357
                  1998                                       273
                  1999                                       120
                  2000                                         2
                                                          ------
                                                          $  752

    Rent expense was approximately $268,000 for the year ended March 31,  1996.


5.  INCOME TAXES

    The Company elects to file its federal income tax returns under the cash method. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial reporting and income tax bases of property and equipment and the difference between accounting for transactions under the accrual method for financial reporting purposes and the cash method for income tax purposes. The deferred taxes represent the future tax return consequences of those differences, which will be taxable when the assets and liabilities are settled.

    The provision (benefit) for income taxes consists of the following (in thousands):

        Current:
          Federal                                    $   9
          State                                          4
                                                     -----
                                                        13
                                                     -----
        Deferred:
          Federal                                      (29)
          State                                         (5)
                                                     -----
                                                       (34)
                                                     -----
                                                     $ (21)
                                                     =====

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    Significant components of the Company's deferred tax (liabilities) and assets at March 31, 1996 are as follows (in thousands):

       Current
         Accounts payable and accrued expenses             $ 176
         Accounts receivable                                (150)
                                                           -----
         Net current deferred tax asset                       26
                                                           -----
       Non-current
         Property and equipment                              (28)
                                                           -----
       Net deferred tax liability                          $  (2)
                                                           =====

    The difference between the Company's effective income tax rate and multiplying the Company's loss before income taxes by the federal statutory income tax rate is due primarily to the surtax exemption.


6.  EMPLOYEE BENEFITS

    Effective April 1, 1995, the Company adopted a 401(k) savings plan. The plan is offered on a voluntary basis to full-time employees who have completed one year of service. With certain limitations, each participant may elect to contribute up to 15% of their salary. The Company matches $.25 for each $1.00 of employee contributions up to 4% of the employees' gross pay. Company contributions for the year ended March 31, 1996 were $19,000. Participants become fully vested in their share of the Company's contributions after six years of service.

    The Company also makes a discretionary bonus to all employees based upon the operating results of the Company, as well as a performance bonus to probation officers. Total disbursements made by the Company during the year ended March 31, 1996 for these amounts were approximately $350,000.


7.  RELATED PARTY TRANSACTIONS

    In March 1995, the Company obtained loans from two of its shareholders totaling $64,000, which bore interest at 9%. During the year ended March 31, 1996, the Company repaid the entire principal amount of the loans plus interest of $6,000.

COMMUNITY CORRECTIONS CORPORATION, TENNESSEE
PROBATION SERVICES, INC., LIFELINE THERAPEUTICS, INC. AND
JUSTICE ALTERNATIVES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.  SUBSEQUENT EVENT

    On July 5, 1996, the Company and BI Incorporated (BI) of Boulder, Colorado signed a letter of intent to merge. The transaction, if consummated in accordance with the letter of intent, would result in the Company receiving a certain number of shares of BI common stock to be determined and approximately $3,000,000 in cash. The merger is expected to be completed by October 10, 1996, after the completion of due diligence and approvals of the respective board of directors.

Item 7.b. PROFORMA FINANCIAL INFORMATION

The following unaudited proforma combined balance sheet and statements of operations are derived from the individual financial statements of BI Incorporated (BI) as shown in its annual report on Form 10K for the year ended June 30, 1996, and the financial statements of Community Corrections Corporation
(CCC), Justice Alternatives, Inc. (JAI), Tennessee Probation Services (TPS) and Lifeline Therapeutics, Inc. (LTI) (together the New Businesses) as of and for the fiscal year ended March 31, 1996. The 100% acquisition of CCC, JAI and TPS by BI was accounted for as a purchase and the unaudited proforma combined financial information gives effect to the proforma adjustments described in Note 2.


This unaudited proforma combined financial information should be read in conjunction with the other financial statements and notes thereto of CCC, JAI, LTI and TPS included elsewhere in this amendment to Form 8K and the financial statements and notes thereto of BI included in its annual report on Form 10K for the period indicated above.

In the opinion of BI all adjustments neccessary to present fairly such unaudited proforma combined financial information have been made. The unaudited proforma combined financial statements are not necessarily indicative of what results of operations would have been if the entities had been combined during the periods presented and are not necessarily indicative of future operations.

                        BI INCORPORATED AND SUBSIDIARIES
                         PROFORMA COMBINED BALANCE SHEET
                            YEAR ENDED JUNE 30, 1996
                            (in thousands, unaudited)

                                                          HISTORICAL                               PROFORMA
                                              ---------------------------------      --------------------------------------
                                                                      NEW               Adjustments
                                                     BI             BUSINESS             (note 2)             Combined
                                              ---------------    --------------      -----------------    -----------------
    ASSETS

Current assets
  Cash and cash equivalents                           $4,263              $110                ($3,000)              $1,373
  Short-term investments                               1,099                                                         1,099
  Receivables, net                                     9,043               329                                       9,372
  Investment in sales-type leases, net                 4,345                                                         4,345
  Inventories, net                                     3,020                                                         3,020
  Deferred income taxes                                  302                26                                         328
  Prepaid and other assets                               893                65                                         958
                                              ---------------    --------------      -----------------    -----------------
    Total current assets                              22,965               530                 (3,000)              20,495

Investment in sales-type leases, net                   3,446                                                         3,446
Rental and monitoring equipment, net                   4,088                                                         4,088
Property and equipment, net                            2,564               284                                       2,848
Software, net                                          1,906                                                         1,906
Intangibles, net                                       7,232                                    5,358               12,590
Deferred income taxes                                    370                                                           370
Other assets                                             249                                                           249
                                              ---------------    --------------      -----------------    -----------------
    Total assets                                     $42,820              $814                 $2,358              $45,992
                                              ===============    ==============      =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt                                        $39                                         $39
  Accounts payable                                    $1,486               202                   $275                1,963
  Accrued compensation and benefits                    1,581               131                                       1,712
  Accrued product warranty                               193                                                           193
  Deferred revenue                                     1,086               223                                       1,309
  Other liabilities                                      447                11                                         458
                                              ---------------    --------------      -----------------    -----------------
    Total current liabilities                          4,793               606                    275                5,674

Deferred revenue and long-term debt                      821                41                                         862

Stockholders' equity
  Common stock, no par value                          30,879                 2                     (2)              33,129
                                                                                                2,250
  Retained earnings                                    6,327               165                   (165)               6,327
                                              ---------------    --------------      -----------------    -----------------
    Total stockholders' equity                        37,206               167                  2,083               39,456
                                              ---------------    --------------      -----------------    -----------------
    Total liabilities and stockholders'
      equity                                         $42,820              $814                 $2,358               45,992
                                              ===============    ==============      =================    =================

                            See accompanying notes.

                        BI INCORPORATED AND SUBSIDIARIES
                    PROFORMA COMBINED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1996
               (in thousands, except per share amounts, unaudited)



                                                             HISTORICAL                               PROFORMA
                                                 ---------------------------------      --------------------------------------
                                                                        NEW               Adjustments
                                                       BI             BUSINESS              (note 2)             Combined
                                                 ---------------   ---------------      -----------------    -----------------
REVENUE
  Service and monitoring income                         $21,357            $8,407                                     $29,764
  Net sales                                              16,616                                                        16,616
  Rental income                                             832                                                           832
  Interest income                                           238                                                           238
  Other income                                              169                 9                                         178
                                                 ---------------   ---------------                           -----------------
    Total revenue                                        39,212             8,416                                      47,628

COSTS AND EXPENSES
  Service and monitoring income                          10,338             3,725                                      14,063
  Net sales                                               8,570                                                         8,570
  Rental income                                             292                                                           292
  Selling, general and administrative
     expenses                                            11,144             4,651                                      15,795
  Research and development expenses                       2,661                                                         2,661
  Amortization and depreciation                           1,395                73                    357                1,825
                                                 ---------------   ---------------      -----------------    -----------------
    Total costs and expenses                             34,400             8,449                    357               43,206

Income before income taxes                                4,812               (33)                  (357)               4,422
Income tax (provision) benefit                           (1,949)               21                                      (1,928)
                                                 ---------------   ---------------      -----------------    -----------------

Net income (loss)                                        $2,863              ($12)                 ($357)              $2,494
                                                 ===============   ===============      =================    =================

Net income per common and common
  equivalent shares                                       $0.40                                                         $0.33
                                                 ===============                                             =================
Weighted average number of common
  and common equivalent shares
  outstanding                                             7,160                                      400                7,561
                                                 ===============                        =================    =================

                            See accompanying notes.

                       BI Incorporated and Subsidiaries
          Explanatory Notes to Proforma Combined Financial Statements
                                  (unaudited)

Note 1 - Acquisition of Assets
------------------------------

On October 10, 1996, the Company effected the purchase of 100% of the outstanding stock of Community Corrections Corporation (CCC), Justice Alternatives, Inc. (JAI) and Tennessee Probation Services (TPS). The total consideration paid was 400,000 shares of restricted common stock of the Company and $3,000,000 in cash.

Note 2 - Proforma Adjustments
-----------------------------

The proforma adjustments give effect to recording the issuance of 400,000 shares of BI common stock; eliminating equity accounts of CCC, JAI and TPS; recording the related intangibles, including goodwill, and amortization thereof over a fifteen year period.

Management has estimated and recorded as goodwill additional direct costs of the acquisition of $275,000 based on the most current information available.